STEFANOU & COMPANY, LLP

Certified Public Accountants

1360 Beverly Road

Suite 305

McLean, VA 22101-3621

703-448-9200

703-448-3515 (fax)

Philadelphia, PA

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Form 10-SB of Lapta Acquisition Corporation VI and the related prospectus of our report, relating to the financial statements of Lapta Acquisition Corporation VI, dated July 12, 2000.

/s/ Stafanou & Company, LLP
Stafanou & Company, LLP

McLean, Virginia

July 14, 2000